Exhibit 10.17

SERIES B WARRANT LOCK-UP AGREEMENT

This Series B Warrant Lock-Up Agreement (this “Agreement”) is dated as of April [ ], 2025, between NuCana plc, a public limited company organized under the laws of the England and Wales (the “Company”), and you, as the purchaser identified on the signature page hereto (including its successors and assigns, a “Holder”. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Series B Warrants (as defined below).

Reference is made to that securities purchase agreement, dated April [●], 2025 (the “Securities Purchase Agreement”), entered into in connection with the proposed offering (the “Offering”) of American Depositary Shares (the “ADSs”), each representing 25 ordinary shares of the Company, nominal value £0.0004 per share, pre-funded warrants to purchase ADSs (the “Pre-Funded Warrants”), Series A warrants to purchase ADSs (the “Series A Warrants”), and Series B warrants to purchase ADSs (the “Series B Warrants”, together with the ADSs, the “Securities”) of the Company.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1.

At the Company’s request, during the period commencing on the Initial Exercise Date of the Series B Warrants until such time as the aggregate trading volume of the Company’s ADSs (which aggregate trading volume shall include pre-market, market and post-market trading volume) as reported by Bloomberg, LP equals or exceeds three hundred percent (300%) of the number of ADSs (including ADSs underlying Pre-Funded Warrants) sold in the Offering, the Holder shall not be permitted to exercise any portion of the Series B Warrants (such period, the “Restricted Period”).

2.

At the Company’s request, upon the expiration of the Restricted Period and through the 30th calendar day following such expiration (the “Lock-Up Period”), the number of Warrant Shares that may be issued pursuant to exercise of the Series B Warrants by the Holder on a given day shall be limited to an amount equal to a percentage of the total trading volume of the ADSs (as described in the preceding paragraph) on the immediately preceding trading day (the “Daily Limit”). The Daily Limit shall be determined as follows:

a.	If the Trading Price (as defined below) is less than the Floor Price (as defined in the Series B Warrants), the Daily Limit shall be twenty-five percent (25%);

b.	If the Trading Price is at least fifty percent (50%) above the Floor Price, the Daily Limit shall be thirty percent (30%);

c.	If the Trading Price is at least one hundred percent (100%) above the Floor Price, the Daily Limit shall be forty percent (40%);

d.	If the Trading Price is at least one hundred fifty percent (150%) above the Floor Price, the Daily Limit shall be fifty percent (50%);

e.	If the Trading Price is at least two hundred percent (200%) above the Floor Price, the Daily Limit shall be sixty percent (60%);

f.	If the Trading Price is at least two hundred fifty percent (250%) above the Floor Price, the Daily Limit shall be seventy percent (70%);

g.	If the Trading Price is at least three hundred percent (300%) above the Floor Price, the Daily Limit shall be eighty percent (80%);

h.	If the Trading Price is at least three hundred fifty percent (350%) above the Floor Price, the Daily Limit shall be ninety percent (90%); and

i.

If the Trading Price is at least four hundred percent (400%) above the Floor Price, there shall be no Daily Limit and the Holder shall be permitted to exercise its Series B Warrants in accordance with the terms thereof.

Notwithstanding the foregoing, on any given day, the aggregate number of Warrant Shares permitted to be issued pursuant to the Daily Limit for such day shall be limited to the Holder’s pro rata portion of the Series B Warrants purchased by the Holder on the Closing Date of the Offering relative to the total number of Series B Warrants sold by the Company on the Closing Date. For purposes of determining the Daily Limit, the “Trading Price” shall mean the VWAP (as defined in the Series B Warrant) of the ADSs over the five (5) consecutive trading days immediately preceding the applicable date of exercise. Upon the expiration of the Lock-Up Period, there shall be no Daily Limit and the Holder shall be permitted to exercise its Series B Warrants in accordance with the terms thereof.

3.

None of the Company, its affiliates and its agents shall have any obligation to monitor or enforce compliance by the Holder with the terms of this Agreement, including, without limitation, the volume-based daily issuance limitations set forth above, or to provide any notice of such information to the Holder. None of the Company, its affiliates and its agents shall be liable to the Holder with respect to (i) any information regarding the Company’s securities or the volume-based daily issuance limitations set forth above provided by the Company, its affiliates or its agents to the Holder and/or its affiliates or agents or (ii) any failure by the Company, its affiliates or its agents to provide any trading volume, Trading Price, Daily Limit or related information or notice thereof. The Holder hereby waives any and all claims against the Company, its affiliates and its agents arising from or relating to (i) the Company’s failure to deliver or make available any information regarding any trading volume, Trading Price, Daily Limit or related information or any notice thereof or (ii) the exercise of Series B Warrants by the Holder during the Restricted Period or the issuance of Warrant Shares in excess of any applicable Daily Limit.

4.

The obligations of the Holder under this Agreement are several and not joint with the obligations of any other holder of any of the Securities issued in the Offering (each, an “Other Holder”) or any other holder of any of the Securities issued under the Company’s Registration Statement on Form F-1 filed in connection with the Offering (each, a

“Prospectus Purchaser Other Holder”) pursuant to any other agreement, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or any Prospectus Purchaser Other Holder under any such other agreement. Nothing contained herein or in this Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and/or any Other Holder or any Prospectus Purchaser Other Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Holder and/or any Other Holders or any Prospectus Purchaser Other Holder are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that none of the Holders and/or any Other Holders or any Prospectus Purchaser Other Holders are acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.

5.

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto. The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns. This Agreement may not be amended or modified except in writing signed by the Company and the Holder. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the applicable provisions of the Securities Purchase Agreement.

6.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NUCANA PLC

By:
Name:	Hugh S. Griffith
Title:	Chief Executive Officer

Signature Page to Series B Warrant Lock-Up Agreement

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Signature Page to Series B Warrant Lock-Up Agreement